Exhibit 5.1

Cumberland House 9th Floor 1 Victoria Street P.O. Box HM 1561 Hamilton HM FX Bermuda Telephone: (441) 295-4630 Fax: (441) 292-7880 website: www.chw.com

12th December, 2018

GeoPark Limited

9th Floor

Cumberland House

1 Victoria Street

Hamilton HM 11

Bermuda

Dear Sirs,

Re: GeoPark Limited (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8, including any amendments or supplements thereto (the “Registration Statement”) pursuant to which the Company is registering, under the Securities Act of 1933 (as amended), 5,000,000 common shares of par value US$0.001 each in the capital of the Company (the “Shares”) to be issued pursuant to the GeoPark 2018 Equity Incentive Plan (the “Plan”).

For the purposes of giving this opinion we have examined and relied upon the documents listed (and defined) in the Schedule to this opinion and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

Assumptions

We have assumed (without making any investigation thereof):

(a)	the genuineness and authenticity of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(b)	that each of the documents that was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the accuracy and completeness of all factual representations (save for facts that are the subject of our opinions herein) made in the Registration Statement and other documents reviewed by us, and that such representations have not since such review been materially altered; and

(d)	that, save as referred to herein, there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

Reservations

GeoPark Limited	12th December 2018

(a)	We do not purport to be qualified to pass upon, and express no opinion herein as to, the laws of any jurisdiction other than those of Bermuda. This opinion is limited to Bermuda law and is given on the basis of the current law and practice in Bermuda. We are rendering this opinion as of the time that the Registration Statement becomes effective.

(b)	We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Registration Statement by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies that are available in other jurisdictions.

(c)	“Non-assessability” is not a legal concept under Bermuda law. Reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be (i) obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise and (ii) bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

Opinion

We have made such examination of the laws of Bermuda as currently applied by the courts of Bermuda as in our judgment is necessary for the purpose of this opinion. Based upon and subject to the assumptions and qualifications set out in this opinion, we are of the opinion that the Shares will, upon payment for and delivery of the Shares as contemplated by the Registration Statement, the Plan and any relevant agreements duly authorized by and in accordance with the Plans and the Resolutions, be duly authorised and validly issued, fully paid and non-assessable.

Disclosure

This opinion is addressed to you in connection with the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the issue of the Shares as described in the Registration Statement and is not to be relied upon in respect of any other matter. We understand that the Company wishes to file this opinion as an exhibit to the Registration Statement and we hereby consent thereto.

This opinion is limited to the matters expressly set forth herein and no opinion is implied or may be inferred beyond the matters expressly set forth herein.

Yours faithfully,

GeoPark Limited	12th December 2018

COX HALLETT WILKINSON LIMITED

Director

Schedule

1.	Copies of the certificate of incorporation, the certificate of incorporation on change of name, the memorandum of association and amended and restated bye-laws of the Company certified by the Assistant Secretary of the Company on 12th December, 2018 (collectively referred to as the “Constitutional Documents”).

2.	A copy of the unanimous written resolutions of the board of directors of the Company effective as of November 5, 2018 (the “Resolutions”).

3.	A copy of the Registration Statement.

4.	A copy of the Plan.

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